UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) December 19, 1997


                               GALEY & LORD, INC.
              Exact name of registrant as specified in its charter

                DELAWARE                                     56-1593207
      State or other jurisdiction of             IRS Employer Identification No.
      incorporation or organization


980 Avenue of the Americas, New York, New York                 10018
  Address of principal executive offices                      Zip Code

                                  212/465-3000
               Registrant's telephone number, including area code

                                 Not Applicable
      Former name, former address and former fiscal year, if changed since last report.


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ITEM 5.        OTHER EVENTS.

Incorporated by reference herein and attached as an exhibit hereto is the press release of Galey & Lord, Inc. dated December 22, 1997 announcing, among other things, that Galey & Lord, Inc. had entered into an operating agreement with DT Acquisition, Inc.

On October 27, 1997, Galey & Lord, Inc. (together with its subsidiaries, the "Company") entered into an agreement with Polymer Group, Inc. ("Polymer") and its affiliate, DT Acquisition, Inc. ("DTA") to acquire from DTA the apparel fabrics business (the "Dominion Acquisition") of Dominion Textiles Inc. ("Dominion"). The Dominion Acquisition was contingent upon the successful completion of DTA's tender offer, which expired at 4 p.m. Toronto time on December 29, 1997, to purchase the capital stock of Dominion. Dominion's apparel fabrics business to be acquired by the Company primarily consists of several subsidiaries and operating divisions of Dominion which manufacture and market denim fabrics and fabrics for the commercial uniform market. The final tender offer extended to Dominion shareholders for Dominion's common stock was CDN $14.50 and for Dominion's preferred stock was CDN $150.00.

On December 19, 1997, DTA received exemption orders from certain securities regulatory authorities permitting DTA to take-up and pay for the common shares and first preferred shares of Dominion that had been tendered. On that same date, the Company, as part of the above agreement, loaned DTA approximately $141.0 million to be used for the take-up of Dominion's tendered stock. This loan will be applied against the purchase price to be paid by the Company to DTA in the Dominion Acquisition. The proceeds for this loan were obtained by the Company from an initial takedown on the Company's senior subordinated credit agreement described below. As of December 29, 1997, DTA had taken up 37,422,222 common shares, representing approximately 98.5% of the common shares held by the public, and 354 first preferred shares, representing approximately 96% of the outstanding first preferred shares.

On December 19, 1997, the Company also entered into an operating agreement (the "Operating Agreement") with Polymer and DTA regarding Dominion. Pursuant to the Operating Agreement, the Company's management has the authority to manage the day-to-day affairs (subject to certain limitations, as specified in the Operating Agreement) of the apparel fabrics business of Dominion until such time that the Company has legally acquired the apparel fabrics business from DTA. The Company is currently negotiating the terms of a definitive purchase agreement with respect to the Dominion Acquisition and it is anticipated that the Dominion Acquisition will be completed in late January or February 1998.

On December 19, 1997, the Company entered into a $470 million senior credit agreement (the "Senior Credit Agreement") with First Union National Bank, as agent and lender, and a $250 million senior subordinated credit agreement (the "Senior Subordinated Credit Agreement") with First Union Corporation, as agent and lender. The Senior Credit Agreement initially provides for revolving line of credit borrowings of up to $230 million. Initial revolving credit line borrowings under the Senior Credit Agreement were used to refinance the Company's prior term loan and revolving credit facility with its bank group led by First Union National Bank. Concurrently with the consummation of the Dominion Acquisition, the Senior Credit Agreement will provide for (i) a revolving line of credit which will provide for maximum borrowings equal to the lesser of $275 million or a borrowing base (comprised of eligible accounts receivable and eligible inventory, to be defined in the Senior Credit Agreement) and (ii) a term loan in the principal amount of $195 million. Term loan and other borrowings made concurrently with and after the Dominion Acquisition will be used to fund the Dominion Acquisition (including fees and expenses) and for general corporate and working capital purposes.

Under the Senior Credit Agreement, the revolving line of credit expires December 19, 2003. The term loan is repayable in twenty-four quarterly principal payments of $500,000 until December 31, 2003 and thereafter, eight quarterly principal payments of $22,875,000 until the term loan's maturity on December 31, 2005. Under the Senior Credit Agreement, the interest rate on the Company's initial borrowings under its revolving line of credit

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will be set, at the Company's option, at either (i)(a) the greater of the prime rate or the federal funds rate plus .50% plus (b) a margin of 1.00% or (ii) LIBOR plus 2.25%. This interest rate will be in effect for at least two full fiscal quarters following the closing of the Dominion Acquisition. After that date, the revolving line of credit will bear interest at a per annum rate, at the Company's option, of either (i)(a) the greater of the prime rate or the federal funds rate plus .50% plus (b) a margin of 0%, .25%, .50%, .75% or 1.00%, in accordance with a pricing grid based on certain financial ratios or (ii) LIBOR plus a margin of .75%, 1.00%, 1.25%, 1.50%, 1.75%, 2.00% or 2.25%, in
accordance with a pricing grid based on certain financial ratios. Under the Senior Credit Agreement, the interest rate on the Company's initial term loan borrowings will be fixed at either (i)(a) the greater of the prime rate or the federal funds rate plus .50% plus (b) a margin of 1.50% or (ii) LIBOR plus 2.75%. This interest rate will be in effect for at least two full fiscal quarters following the closing of the Dominion Acquisition. After that date, the term loan will bear interest at a per annum rate, at the Company's option, of either (i)(a)the greater of the prime rate or federal funds rate plus .50% plus
(b) a margin of .25%, .50%, .75%, 1.00%, 1.25% or 1.50%, in accordance with a pricing grid based on certain financial ratios or (ii) LIBOR plus a margin of 1.50%, 1.75%, 2.00%, 2.25%, 2.50% or 2.75%, in accordance with a pricing grid based on certain financial ratios.

The Company's obligations under the Senior Credit Agreement are secured by all of the Company's assets (other than real property), and a pledge by the Company of all the outstanding capital stock of its wholly-owned domestic subsidiaries and a pledge of 65% of the outstanding capital stock of any of its foreign subsidiaries. Under the Senior Credit Agreement, the Company is required to make mandatory prepayments of principal annually in an amount equal to 50% of Excess Cash Flow (as defined in the Senior Credit Agreement) and 100% of the proceeds of certain events including certain dispositions of assets or debt or equity issuances.

The Senior Credit Agreement contains certain covenants, including, without limitation, limits on the Company's ability to incur indebtedness, incur liens, sell or acquire assets or businesses, change the nature of its business or make dividends. In addition, the Senior Credit Agreement requires the Company to meet certain financial ratio tests and limits the amount of capital expenditures which the Company may make in any fiscal year.

The Senior Subordinated Credit Agreement ("Bridge Financing") provides for borrowings of $250 million, of which $145.6 million was initially borrowed on December 19, 1997 ($141 million of which was loaned by the Company to DTA). The remaining $104.4 million will be borrowed concurrently with the consummation of the Dominion Acquisition. All borrowings under the Bridge Financing must be used to fund the Dominion Acquisition (including fees and expenses). The outstanding principal amount of all borrowings under the Bridge Financing will be due and payable on December 19, 2007; provided, however, that the Company is required to make certain mandatory prepayments of principal in the event of certain dispositions of assets, capital contributions or other debt or equity issuances. Borrowings under the Bridge Financing bear interest, which is payable monthly, at a per annum rate initially of LIBOR plus 4.50% and increasing by .25% for each month that borrowings under the Bridge Financing remain outstanding. In no event shall the interest rate on such borrowings exceed 18% (with the maximum interest rate with respect to interest payable in cash not to exceed 14% and the remainder to be payable in kind).

All borrowings under the Bridge Financing are unsecured and payment by the Company of all obligations under the Bridge Financing is subordinated to the prior payment in full of all obligations under the Senior Credit Agreement. The Bridge Financing contains certain covenants, including, without limitation, those limiting the Company's ability to incur indebtedness, incur liens, sell or acquire assets or businesses, change the nature of its business or make dividends.

The Company expects to replace the Bridge Financing with 10 year senior subordinated notes during February 1998. The Company has obtained a commitment regarding the issuance and sale of the 10 year senior subordinated notes.

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FORWARD-LOOKING STATEMENTS

This Form 8-K contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management team. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, among other things, competitive and economic factors in the textile, apparel and home furnishings markets, raw material and other costs, weather-related delays, general economic conditions and other risks and uncertainties that may be detailed herein.


Exhibits
1. Press Release of Galey & Lord, Inc., dated December 22, 1997.
2. Agreement, dated October 27, 1997, between Polymer Group, Inc. ("Polymer"), DT Acquisition, Inc. (DTA) and the Company.
3. Amendment to the Agreement between Polymer, DTA and the Company, dated November 16, 1997.
4. Operating Agreement, dated December 19, 1997, between Polymer, DTA and the Company.
5. Credit Agreement dated as of December 19, 1997 among Galey & Lord Industries, Inc. ("Industries"), the Company, G&L Service Company, North America, Inc. ("Service Company") and First Union National Bank, as agent and lender, and the other lenders' party thereto.
6. Security Agreement dated as of December 19, 1997, among Industries, the Company, Service Company and First Union National Bank, as Collateral Agent.
7. Pledge Agreement dated as of December 19, 1997, among Industries, the Company, Service Company and First Union National Bank, as Collateral Agent.
8. Senior Subordinated Credit Agreement dated as of December 19, 1997 among Industries, the Company and First Union Corporation, as agent and lender.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Galey & Lord, Inc.
                                                     (Registrant)




                                                  /s/ Michael R. Harmon
                                                  Michael R. Harmon
                                                  Executive Vice-President,
                                                  Chief Financial Officer
                                                  (Principal Financial and
                                                  Accounting Officer),
                                                  Treasurer and Secretary




      January 15, 1998
            Date

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